Exhibit 99

Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

Taubman Centers, Inc. Issues Second Quarter Results

–	Net Income and Earnings Per Common Share Lower Due to a Substantial Lump Sum Termination Payment Received in the Second Quarter Last Year

–	Comparable Center Net Operating Income (NOI), Including Lease Cancellation Income, Up 6.5 Percent; Up 2.8 Percent Excluding Lease Cancellation Income

–	Adjusted Funds from Operations Per Share Up 16.5 Percent

–	Fourth Consecutive Quarter of Positive Sales Growth

–	2017 Guidance Revised

BLOOMFIELD HILLS, Mich., July 27, 2017 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the second quarter of 2017.

	June 30, 2017 Three Months Ended (1)	June 30, 2016 Three Months Ended (2)	June 30, 2017 Six Months Ended (1)	June 30, 2016 Six Months Ended (2)
Net income attributable to common shareowners, diluted (in thousands) Growth rate	$13,505 (61.2)%	$34,779	$30,720 (48.3)%	$59,460
Net income attributable to common shareowners (EPS) per diluted common share Growth rate	$0.22 (61.4)%	$0.57	$0.50 (49.0)%	$0.98
Funds from Operations (FFO) per diluted common share Growth rate	$0.86 (17.3)%	$1.04	$1.71 (9.0)%	$1.88
Adjusted Funds from Operations (Adjusted FFO) per diluted common share Growth rate	$0.92 16.5%	$0.79	$1.85 13.5%	$1.63
(1) Adjusted FFO for the three and six month periods ended June 30, 2017 exclude a restructuring charge and costs associated with shareowner activism. In addition, Adjusted FFO for the six months ended June 30, 2017 excludes a charge recognized in connection with the partial write-off of deferred financing costs related to an amendment of the company’s primary line of credit in February 2017.

(2) Adjusted FFO for the three and six month periods ended June 30, 2016 exclude a $21.7 million ($0.25 per share) lump sum termination payment the company received in the second quarter for the termination of the company’s leasing services agreement at The Shops at Crystals (Las Vegas, Nev.).

“We are pleased with our financial results this quarter, which were in line with our expectations, as we delivered strong earnings growth with Adjusted FFO per share up more than 16 percent,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “Significant lease cancellation income and higher rents, combined with lower operating and general and administrative expenses, drove our results.”

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Operating Statistics

For the quarter, comparable center NOI, including lease cancellation income, was up 6.5 percent, bringing year-to-date growth to 5.2 percent. Excluding lease cancellation income, comparable center NOI growth was 2.8 percent for both the quarter and year-to-date.

Comparable center mall tenant sales per square foot increased 2.9 percent from the second quarter of 2016. This brings the company's 12-month trailing mall tenant sales per square foot to $782, an increase of 2.2 percent from the 12-months ended June 30, 2016. Year-to-date, mall tenant sales per square foot were up 2.1 percent.

“We were very pleased to see positive sales per square foot growth for the fourth consecutive quarter,” said Mr. Taubman. “Our Florida assets were strongest in the quarter, and have performed particularly well this year.”

Average rent per square foot was $62.08, up 1.6 percent from $61.13 in the comparable period last year. Year-to-date, average rent per square foot was up 1.3 percent, consistent with the company’s expectation of rent per square foot growth of about 1 percent for the year.

Trailing 12-month releasing spreads per square foot for the period ended June 30, 2017 were 9.1 percent.

Ending occupancy in comparable centers was 92.2 percent on June 30, 2017, down 1 percent from June 30, 2016. Leased space in comparable centers was 94.6 percent on June 30, 2017, down 1.1 percent from June 30, 2016, but up 0.7 percent from March 31, 2017, consistent with the company’s expectation of around 95 percent occupancy in comparable centers at December 31, 2017.

2017 Guidance

Taubman Executive Vice President and Chief Financial Officer, Simon J. Leopold said, “While our year-to-date results have been strong, challenges within the retail environment increased throughout the quarter. Where appropriate, we are making the decision to preserve occupancy and some income as we retenant space. In the interim there will be impacts to our FFO and NOI growth. As a result, we believe it is prudent to adjust our outlook for the year.”

The company is updating its guidance. 2017 EPS is now expected to be in the range of $1.03 to $1.23 per diluted common share, revised from the previous range of $1.16 to $1.41.

2017 FFO, which includes $0.14 per diluted common share of year-to-date adjustments, is now expected to be in the range of $3.53 to $3.63 per diluted common share, revised from the previous range of $3.60 to $3.75.

2017 Adjusted FFO, which excludes $0.14 per diluted common share of year-to-date adjustments, is expected to be in the range of $3.67 to $3.77 per diluted common share, revised from the previous range of $3.67 to $3.82.

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The revision to the company’s Adjusted FFO guidance is primarily attributable to reduced comparable center NOI growth expectations. The company now assumes comparable center NOI growth, including lease cancellation income, will be in the range of 1 to 3 percent for the year. The company’s previous comparable center NOI growth guidance, including lease cancellation income, was about 3 ½ percent. Excluding lease cancellation income, comparable center NOI growth is expected to be in the range of flat to 2 percent. The revised NOI outlook is primarily a result of lower average occupancy for the year, lower net recoveries, and increased bad debt expense.

The company’s guidance does not reflect any future costs that may be incurred related to shareowner activism.

“Despite the significant headwinds our industry continues to face, there is good demand for space in our centers. We believe our high quality portfolio is well-positioned to weather this storm and will gain market share over time,” added Mr. Taubman.

Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investors.” This includes the following:

•	Company Information

•	Income Statements

•	Earnings Reconciliations

•	Changes in Funds from Operations and Earnings Per Common Share

•	Components of Other Income, Other Operating Expense, and Nonoperating Income, Net

•	Balance Sheets

•	Debt Summary

•	Other Debt, Equity and Certain Balance Sheet Information

•	Redevelopments and Disposition

•	Capital Spending

•	Operational Statistics

•	Summary of Key Guidance Measures

•	Owned Centers

•	Major Tenants in Owned Portfolio

•	Anchors in Owned Portfolio

•	Operating Statistics Glossary

Investor Conference Call

The company will host a conference call at 11:00 a.m. EDT on Friday, July 28 to discuss these results, business conditions and the company’s outlook for the remainder of 2017. The conference call will be simulcast at www.taubman.com. An online replay will follow shortly after the call and continue for approximately 90 days.

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About Taubman
Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 27 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Forward-looking statements can be identified by words such as “will”, “may”, “could”, “expect”, “anticipate”, “believes”, “intends”, “should”, “plans”, “estimates”, “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, the company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks, uncertainties and other factors. Such factors include, but are not limited to: changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; the liquidity of real estate investments; the company’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact the company’s information technology, infrastructure or personal data; the loss of key management personnel; shareholder activism costs and related diversion of management time; terrorist activities; maintaining the company’s status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on the company’s operations; and changes in global, national, regional and/or local economic and geopolitical climates. You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

CONTACTS:
Ryan Hurren, Taubman, Director, Investor Relations, 248-258-7232
rhurren@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com

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TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended June 30, 2017 and 2016
(in thousands of dollars, except as indicated)
	Three Months Ended		Year to Date
	2017	2016	2017	2016
Net income	27,663	57,744	60,422	102,073
Noncontrolling share of income of consolidated joint ventures	(1,605)	(1,630)	(3,049)	(4,151)
Noncontrolling share of income of TRG	(6,214)	(15,087)	(14,004)	(25,986)
Distributions to participating securities of TRG	(576)	(524)	(1,147)	(1,036)
Preferred stock dividends	(5,785)	(5,785)	(11,569)	(11,569)
Net income attributable to Taubman Centers, Inc. common shareowners	13,483	34,718	30,653	59,331
Net income per common share - basic	0.22	0.58	0.51	0.98
Net income per common share - diluted	0.22	0.57	0.50	0.98
Beneficial interest in EBITDA - Combined (1)	123,396	127,895	247,171	236,371
Adjusted Beneficial interest in EBITDA - Combined (1)	128,812	106,193	255,169	214,669
Funds from Operations attributable to partnership unitholders and participating securities of TRG (1)	74,682	89,816	149,108	162,840
Funds from Operations attributable to TCO's common shareowners (1)	52,911	63,464	105,503	115,061
Funds from Operations per common share - basic (1)	0.87	1.05	1.74	1.91
Funds from Operations per common share - diluted (1)	0.86	1.04	1.71	1.88
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG (1)	80,098	68,114	160,333	141,138
Adjusted Funds from Operations attributable to TCO's common shareowners (1)	56,750	48,129	113,555	99,726
Adjusted Funds from Operations per common share - basic (1)	0.94	0.80	1.87	1.65
Adjusted Funds from Operations per common share - diluted (1)	0.92	0.79	1.85	1.63
Weighted average number of common shares outstanding - basic	60,694,727	60,353,080	60,625,481	60,314,042
Weighted average number of common shares outstanding - diluted	61,001,588	60,701,702	61,028,241	60,746,351
Common shares outstanding at end of period	60,706,101	60,390,149
Weighted average units - Operating Partnership - basic	85,665,078	85,413,911	85,599,609	85,375,537
Weighted average units - Operating Partnership - diluted	86,843,201	86,633,794	86,873,631	86,679,108
Units outstanding at end of period - Operating Partnership	85,665,976	85,449,499
Ownership percentage of the Operating Partnership at end of period	70.9%	70.7%
Number of owned shopping centers at end of period	24	21

Operating Statistics:
Net Operating Income excluding lease cancellation income - growth % (1)(2)	2.8%	6.2%	2.8%	6.0%
Net Operating Income including lease cancellation income - growth % (1)(2)	6.5%	6.2%	5.2%	5.2%
Average rent per square foot - Consolidated Businesses (3)	64.26	63.00	63.44	62.38
Average rent per square foot - Unconsolidated Joint Ventures (3)	59.57	58.95	58.90	58.36
Average rent per square foot - Combined (3)	62.08	61.13	61.33	60.52
Average rent per square foot growth (3)	1.6%		1.3%
Ending occupancy - all centers	92.7%	92.5%	92.7%	92.5%
Ending occupancy - comparable (3)	92.2%	93.2%	92.2%	93.2%
Leased space - all centers	94.9%	95.6%	94.9%	95.6%
Leased space - comparable (3)	94.6%	95.7%	94.6%	95.7%
Mall tenant sales - all centers (4)	1,485,116	1,293,120	2,873,793	2,495,388
Mall tenant sales - comparable (3)(4)	1,174,724	1,147,011	2,306,969	2,263,340

	12-Months Trailing
	2017	2016
Operating Statistics:
Mall tenant sales - all centers (4)	6,152,019	5,294,103
Mall tenant sales - comparable (3)(4)	5,065,121	4,903,327
Sales per square foot (3)(4)	782	765
All centers (4):
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses	14.8%	14.6%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures	14.5%	14.1%
Mall tenant occupancy costs as a percentage of tenant sales - Combined	14.6%	14.4%
Comparable centers (3)(4):
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses	14.2%	14.1%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures	13.9%	14.2%
Mall tenant occupancy costs as a percentage of tenant sales - Combined	14.1%	14.2%

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(1)
EBITDA represents earnings before interest, income taxes, and depreciation and amortization of the Operating Partnership's consolidated and unconsolidated businesses. Beneficial interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes EBITDA and beneficial interest in EBITDA provide useful indicators of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented, excluding centers impacted by significant redevelopment activity.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties and impairment write-downs of depreciable real estate, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation.

The Company may also present adjusted versions of NOI, beneficial interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. The Company believes the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods. For the three and six month periods ended June 30, 2017, FFO and EBITDA were adjusted to exclude a restructuring charge and costs incurred associated with shareowner activism. For the six months ended June 30, 2017, FFO was also adjusted for a charge recognized in connection with the partial write-off of deferred financing costs related to an amendment of the Company's primary unsecured revolving line of credit in February 2017. For the six months ended June 30, 2017, EBITDA was also adjusted to exclude a gain recognized in connection with the sale of the Valencia Place office tower at Country Club Plaza. For the three and six month periods ended June 30, 2016, FFO and EBITDA were adjusted to exclude the lump sum payment received in May 2016 for the termination of the Company's third party leasing agreement at The Shops at Crystals (Crystals) due to a change in ownership of the center.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income or as an indicator of the Company's operating performance. Additionally, these measures do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

The Company provides its beneficial interest in certain financial information of its Unconsolidated Joint Ventures. This beneficial information is derived as the Company’s ownership interest in the investee multiplied by the specific financial statement item being presented. Investors are cautioned that deriving the Company’s beneficial interest in this manner may not accurately depict the legal and economic implications of holding a non-controlling interest in the investee.

(2)	Statistics exclude non-comparable centers as defined in the respective periods and have not been subsequently restated for changes in the pools of comparable centers.
(3)	Statistics exclude non-comparable centers for all periods presented. The June 30, 2016 statistics have been restated to include comparable centers to 2017.

(4)	Based on reports of sales furnished by mall tenants. Sales per square foot exclude spaces greater than or equal to 10,000 square feet.

Taubman Centers/7

TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended June 30, 2017 and 2016
(in thousands of dollars)
	2017		2016
	CONSOLIDATED	UNCONSOLIDATED	CONSOLIDATED	UNCONSOLIDATED
	BUSINESSES	JOINT VENTURES (1)	BUSINESSES	JOINT VENTURES (1)
REVENUES:
Minimum rents	86,787	84,957	82,694	66,452
Percentage rents	1,179	5,215	924	1,188
Expense recoveries	49,413	43,692	47,380	38,340
Management, leasing, and development services (2)	1,375		23,196
Other	15,922	8,349	4,696	2,668
Total revenues	154,676	142,213	158,890	108,648

EXPENSES:
Maintenance, taxes, utilities, and promotion	39,519	36,890	35,917	31,429
Other operating	22,098	11,496	20,482	5,424
Management, leasing, and development services	595		894
General and administrative	9,416		11,693
Restructuring charge	416
Costs associated with shareowner activism	5,000
Interest expense	26,746	34,721	20,588	24,965
Depreciation and amortization	39,442	34,146	29,716	20,612
Total expenses	143,232	117,253	119,290	82,430

Nonoperating income, net	3,074	360	2,676	860
	14,518	25,320	42,276	27,078
Income tax expense	(113)	(1,220)	(442)
		24,100		27,078
Equity in income of Unconsolidated Joint Ventures	13,258		15,910

Net income	27,663		57,744
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(1,605)		(1,630)
Noncontrolling share of income of TRG	(6,214)		(15,087)
Distributions to participating securities of TRG	(576)		(524)
Preferred stock dividends	(5,785)		(5,785)
Net income attributable to Taubman Centers, Inc. common shareowners	13,483		34,718

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	80,706	94,187	92,580	72,655
EBITDA - outside partners' share	(6,456)	(45,041)	(5,471)	(31,869)
Beneficial interest in EBITDA	74,250	49,146	87,109	40,786
Beneficial interest expense	(23,749)	(17,849)	(18,022)	(13,207)
Beneficial income tax expense - TRG and TCO	(70)	(518)	(434)
Beneficial income tax expense - TCO	2
Non-real estate depreciation	(745)		(631)
Preferred dividends and distributions	(5,785)		(5,785)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	43,903	30,779	62,237	27,579

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries, and ground rent expense at TRG%	483	248	440	707
Country Club Plaza purchase accounting adjustments - minimum rents increase at TRG%		2
The Mall at Green Hills purchase accounting adjustments - minimum rents increase	33		56

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.

(2)
The 2016 amount includes the $21.7 million lump sum payment received in May 2016 for the termination of the Company's third party leasing agreement at Crystals due to a change in ownership in the center.

Taubman Centers/8

TAUBMAN CENTERS, INC.
Table 3 - Income Statement
For the Six Months Ended June 30, 2017 and 2016
(in thousands of dollars)
	2017		2016
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	171,090	168,482	164,671	124,015
Percentage rents	3,754	10,277	3,696	3,220
Expense recoveries	102,425	89,440	95,140	72,712
Management, leasing, and development services (2)	2,292		24,924
Other	24,198	14,614	9,914	5,464
Total revenues	303,759	282,813	298,345	205,411

EXPENSES:
Maintenance, taxes, utilities, and promotion	79,230	70,604	70,855	54,785
Other operating	41,417	22,899	39,190	8,828
Management, leasing, and development services	1,174		1,766
General and administrative	20,167		23,073
Restructuring charge	2,312
Costs associated with shareowner activism	8,500
Interest expense	52,292	65,090	39,716	46,298
Depreciation and amortization	77,153	64,654	59,462	36,618
Total expenses	282,245	223,247	234,062	146,529

Nonoperating income, net	5,853	2,211	4,146	1,106
	27,367	61,777	68,429	59,988
Income tax expense	(321)	(4,163)	(744)
		57,614
Gain on disposition, net of tax (3)		3,713
		61,327		59,988
Equity in income of Unconsolidated Joint Ventures	33,376		34,388

Net income	60,422		102,073
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(3,049)		(4,151)
Noncontrolling share of income of TRG	(14,004)		(25,986)
Distributions to participating securities of TRG	(1,147)		(1,036)
Preferred stock dividends	(11,569)		(11,569)
Net income attributable to Taubman Centers, Inc. common shareowners	30,653		59,331

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	156,812	195,965	167,607	142,904
EBITDA - outside partners' share	(12,702)	(92,904)	(11,363)	(62,777)
Beneficial interest in EBITDA	144,110	103,061	156,244	80,127
Beneficial share of gain on disposition (3)		(2,814)
Beneficial interest expense	(46,320)	(33,630)	(35,198)	(24,735)
Beneficial income tax expense - TRG and TCO	(247)	(2,151)	(736)
Beneficial income tax expense (benefit) - TCO	102		(19)
Non-real estate depreciation	(1,434)		(1,274)
Preferred dividends and distributions	(11,569)		(11,569)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	84,642	64,466	107,448	55,392

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries, and ground rent expense at TRG%	435	701	453	1,164
Country Club Plaza purchase accounting adjustments - minimum rents increase at TRG %		54
The Mall at Green Hills purchase accounting adjustments - minimum rents increase	82		116

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.

(2)
The 2016 amount includes the $21.7 million lump sum payment received in May 2016 for the termination of the Company's third party leasing agreement at Crystals due to a change in ownership in the center.

(3)
During the six months ended June 30, 2017, the joint venture that owns the Valencia Place office tower at Country Club Plaza recognized a $4.4 million gain ($2.8 million at TRG's share) and $0.7 million of income tax expense ($0.7 million at TRG's share) in connection with the sale of the office tower.

Taubman Centers/9

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds From Operations and Adjusted Funds From Operations
For the Three Months Ended June 30, 2017 and 2016
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2017			2016
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - basic	13,483	60,694,727	0.22	34,718	60,353,080	0.58

Add impact of share-based compensation	22	306,861		61	348,622

Net income attributable to TCO common shareowners - diluted	13,505	61,001,588	0.22	34,779	60,701,702	0.57

Add depreciation of TCO's additional basis	1,617		0.03	1,617		0.03
Add TCO's additional income tax expense	2		0.00

Net income attributable to TCO common shareowners,
excluding step-up depreciation and additional income tax expense	15,124	61,001,588	0.25	36,396	60,701,702	0.60

Add noncontrolling share of income of TRG	6,214	24,970,351		15,087	25,060,830
Add distributions to participating securities of TRG	576	871,262		524	871,262

Net income attributable to partnership unitholders
and participating securities of TRG	21,914	86,843,201	0.25	52,007	86,633,794	0.60

Add (less) depreciation and amortization:
Consolidated businesses at 100%	39,442		0.45	29,716		0.34
Depreciation of TCO's additional basis	(1,617)		(0.02)	(1,617)		(0.02)
Noncontrolling partners in consolidated joint ventures	(1,811)		(0.02)	(1,267)		(0.01)
Share of Unconsolidated Joint Ventures	17,521		0.20	11,669		0.13
Non-real estate depreciation	(745)		(0.01)	(631)		(0.01)

Less impact of share-based compensation	(22)		(0.00)	(61)		(0.00)

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	74,682	86,843,201	0.86	89,816	86,633,794	1.04

TCO's average ownership percentage of TRG - basic (1)	70.9%			70.7%

Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax expense (1)	52,913		0.86	63,464		1.04

Less TCO's additional income tax expense	(2)		(0.00)

Funds from Operations attributable to TCO's common shareowners (1)	52,911		0.86	63,464		1.04

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	74,682	86,843,201	0.86	89,816	86,633,794	1.04

Restructuring charge	416		0.00
Costs associated with shareowner activism	5,000		0.06
Crystals lump sum payment received for termination of leasing agreement				(21,702)		(0.25)

Adjusted Funds from Operations attributable to partnership unitholders
and participating securities of TRG	80,098	86,843,201	0.92	68,114	86,633,794	0.79

TCO's average ownership percentage of TRG - basic (2)	70.9%			70.7%

Adjusted Funds from Operations attributable to TCO's common shareowners (2)	56,750		0.92	48,129		0.79

(1)
For the three months ended June 30, 2017, Funds from Operations attributable to TCO's common shareowners was $52,193 using TCO's diluted average ownership percentage of TRG of 69.9%. For the three months ended June 30, 2016, Funds from Operations attributable to TCO's common shareowners was $62,570 using TCO's diluted average ownership percentage of TRG of 69.7%.

(2)
For the three months ended June 30, 2017, Adjusted Funds from Operations attributable to TCO's common shareowners was $55,981 using TCO's diluted average ownership percentage of TRG of 69.9%. For the three months ended June 30, 2016, Adjusted Funds from Operations attributable to TCO's common shareowners was $47,451 using TCO's diluted average ownership percentage of TRG of 69.7%.

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Six Months Ended June 30, 2017 and 2016
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2017			2016
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - basic	30,653	60,625,481	0.51	59,331	60,314,042	0.98

Add impact of share-based compensation	67	402,760		129	432,309

Net income attributable to TCO common shareowners - diluted	30,720	61,028,241	0.50	59,460	60,746,351	0.98

Add depreciation of TCO's additional basis	3,234		0.05	3,234		0.05
Add (less) TCO's additional income tax expense (benefit)	102		0.00	(19)		(0.00)

Net income attributable to TCO common shareowners,
excluding step-up depreciation and additional income tax expense (benefit)	34,056	61,028,241	0.56	62,675	60,746,351	1.03

Add noncontrolling share of income of TRG	14,004	24,974,128		25,986	25,061,495
Add distributions to participating securities of TRG	1,147	871,262		1,036	871,262

Net income attributable to partnership unitholders
and participating securities of TRG	49,207	86,873,631	0.57	89,697	86,679,108	1.03

Add (less) depreciation and amortization:
Consolidated businesses at 100%	77,153		0.89	59,462		0.69
Depreciation of TCO's additional basis	(3,234)		(0.04)	(3,234)		(0.04)
Noncontrolling partners in consolidated joint ventures	(3,607)		(0.04)	(2,686)		(0.03)
Share of Unconsolidated Joint Ventures	33,173		0.38	21,004		0.24
Non-real estate depreciation	(1,434)		(0.02)	(1,274)		(0.01)

Less beneficial gain on disposition, net of tax	(2,083)		(0.00)
Less impact of share-based compensation	(67)		(0.00)	(129)		(0.00)

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	149,108	86,873,631	1.72	162,840	86,679,108	1.88

TCO's average ownership percentage of TRG - basic (1)	70.8%			70.6%

Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax benefit (expense) (1)	105,605		1.72	115,042		1.88

Add (less) TCO's additional income tax benefit (expense)	(102)		(0.00)	19		0.00

Funds from Operations attributable to TCO's common shareowners (1)	105,503		1.71	115,061		1.88

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	149,108	86,873,631	1.72	162,840	86,679,108	1.88

Restructuring charge	2,312		0.03
Costs associated with shareowner activism	8,500		0.10
Partial write-off of deferred financing costs	413		0.00
Crystals lump sum payment for termination of leasing agreement				(21,702)		(0.25)

Adjusted Funds from Operations attributable to partnership unitholders
and participating securities of TRG	160,333	86,873,631	1.85	141,138	86,679,108	1.63

TCO's average ownership percentage of TRG - basic (2)	70.8%			70.6%

Adjusted Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax benefit (2)	113,555		1.85	99,707		1.63

Add TCO's additional income tax benefit				19		0.00

Adjusted Funds from Operations attributable to TCO's common shareowners (2)	113,555		1.85	99,726		1.63

(1)
For the six months ended June 30, 2017, Funds from Operations attributable to TCO's common shareowners was $103,954 using TCO's diluted average ownership percentage of TRG of 69.8%. For the six months ended June 30, 2016, Funds from Operations attributable to TCO's common shareowners was $113,342 using TCO's diluted average ownership percentage of TRG of 69.6%.

(2)
For the six months ended June 30, 2017, Adjusted Funds from Operations attributable to TCO's common shareowners was $111,890 using TCO's diluted average ownership percentage of TRG of 69.8%. For the six months ended June 30, 2016, Adjusted Funds from Operations attributable to TCO's common shareowners was $98,223 using TCO's diluted average ownership percentage of TRG of 69.6%.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 6 - Reconciliation of Net Income to Beneficial Interest in EBITDA and Adjusted Beneficial Interest in EBITDA
For the Periods Ended June 30, 2017 and 2016
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date
	2017	2016	2017	2016
Net income	27,663	57,744	60,422	102,073

Add (less) depreciation and amortization:
Consolidated businesses at 100%	39,442	29,716	77,153	59,462
Noncontrolling partners in consolidated joint ventures	(1,811)	(1,267)	(3,607)	(2,686)
Share of Unconsolidated Joint Ventures	17,521	11,669	33,173	21,004

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	26,746	20,588	52,292	39,716
Noncontrolling partners in consolidated joint ventures	(2,997)	(2,566)	(5,972)	(4,518)
Share of Unconsolidated Joint Ventures	17,849	13,207	33,630	24,735
Income tax expense:
Consolidated businesses at 100%	113	434	321	736
Noncontrolling partners in consolidated joint ventures	(43)		(74)
Share of Unconsolidated Joint Ventures	518		2,151
Share of income tax expense on disposition			731

Less noncontrolling share of income of consolidated joint ventures	(1,605)	(1,630)	(3,049)	(4,151)

Beneficial interest in EBITDA	123,396	127,895	247,171	236,371

TCO's average ownership percentage of TRG - basic	70.9%	70.7%	70.8%	70.6%

Beneficial interest in EBITDA attributable to TCO	87,428	90,368	175,058	166,986

Beneficial interest in EBITDA	123,396	127,895	247,171	236,371

Add (less):
Restructuring charge	416		2,312
Costs associated with shareowner activism	5,000		8,500
Beneficial share of gain on disposition			(2,814)
Crystals lump sum payment for termination of leasing agreement		(21,702)		(21,702)

Adjusted Beneficial interest in EBITDA	128,812	106,193	255,169	214,669

TCO's average ownership percentage of TRG - basic	70.9%	70.7%	70.8%	70.6%

Adjusted Beneficial interest in EBITDA attributable to TCO	91,265	75,035	180,723	151,653

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 7 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Periods Ended June 30, 2017, 2016, and 2015
(in thousands of dollars)
	Three Months Ended				Three Months Ended				Year to Date				Year to Date
	2017		2016		2016		2015		2017		2016		2016		2015
Net income	27,663		57,744		57,744		42,333		60,422		102,073		102,073		93,333

Add (less) depreciation and amortization:
Consolidated businesses at 100%	39,442		29,716		29,716		26,378		77,153		59,462		59,462		50,419
Noncontrolling partners in consolidated joint ventures	(1,811)		(1,267)		(1,267)		(547)		(3,607)		(2,686)		(2,686)		(1,631)
Share of Unconsolidated Joint Ventures	17,521		11,669		11,669		8,502		33,173		21,004		21,004		16,570

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	26,746		20,588		20,588		14,781		52,292		39,716		39,716		28,306
Noncontrolling partners in consolidated joint ventures	(2,997)		(2,566)		(2,566)		(1,734)		(5,972)		(4,518)		(4,518)		(3,388)
Share of Unconsolidated Joint Ventures	17,849		13,207		13,207		11,405		33,630		24,735		24,735		22,768
Share of income tax expense:
Consolidated businesses at 100%	113		434		434		688		321		736		736		1,526
Noncontrolling partners in consolidated joint ventures	(43)								(74)
Share of Unconsolidated Joint Ventures	518								2,151
Share of income tax expense on disposition									731

Less noncontrolling share of income of consolidated joint ventures	(1,605)		(1,630)		(1,630)		(2,672)		(3,049)		(4,151)		(4,151)		(5,263)

Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	6,456		5,471		5,471		4,953		12,702		11,363		11,363		10,282
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	45,041		31,869		31,869		26,541		92,904		62,777		62,777		55,028

EBITDA at 100%	174,893		165,235		165,235		130,628		352,777		310,511		310,511		267,950

Add (less) items excluded from shopping center NOI:
General and administrative expenses	9,416		11,693		11,693		12,055		20,167		23,073		23,073		23,980
Management, leasing, and development services, net	(780)		(22,302)	(1)	(22,302)	(1)	(1,930)		(1,118)		(23,158)	(1)	(23,158)	(1)	(3,757)
Restructuring charge	416								2,312
Costs associated with shareowner activism	5,000								8,500
Straight-line of rents	(1,698)		(2,024)		(2,024)		(1,378)		(3,168)		(3,138)		(3,138)		(2,098)
Gain on disposition									(4,445)
Gains on sales of peripheral land									(1,668)		(403)		(403)
Dividend income	(1,033)		(944)		(944)		(885)		(2,066)		(1,888)		(1,888)		(1,711)
Interest income	(2,245)		(1,760)		(1,760)		(553)		(4,277)		(2,272)		(2,272)		(1,219)
Other nonoperating expense (income)	(156)		(832)		(832)		(15)		(53)		(689)		(689)		223
Unallocated operating expenses and other	9,054		12,148		12,148		8,505		16,376		22,176		22,176		17,063

NOI - all centers at 100%	192,867		161,214		161,214		146,427		383,337		324,212		324,212		300,431

Less NOI of non-comparable centers	(38,014)	(2)	(15,841)	(3)	(16,371)	(4)	(10,026)	(5)	(72,324)	(2)	(28,491)	(3)	(30,252)	(4)	(20,955)	(5)

NOI at 100% - comparable centers	154,853		145,373		144,843		136,401		311,013		295,721		293,960		279,476

NOI - growth %	6.5%				6.2%				5.2%				5.2%

NOI at 100% - comparable centers	154,853		145,373		144,843		136,401		311,013		295,721		293,960		279,476

Lease cancellation income	(5,671)		(251)		(251)		(310)		(9,279)		(2,226)		(2,226)		(4,255)

NOI at 100% - comparable centers excluding lease cancellation income	149,182		145,122		144,592		136,091		301,734		293,495		291,734		275,221

NOI at 100% excluding lease cancellation income - growth %	2.8%				6.2%				2.8%				6.0%

(1)
Amount includes the lump sum payment of $21.7 million received in May 2016 in connection with the termination of the Company's third party leasing agreement for Crystals due to a change in ownership of the center.

(2)	Includes Beverly Center, CityOn.Xi'an, CityOn.Zhengzhou, Country Club Plaza, International Market Place, and Starfield Hanam.
(3)	Includes Beverly Center, CityOn.Xi'an, and Country Club Plaza.
(4)	Includes Beverly Center, CityOn.Xi'an, Country Club Plaza, and The Mall of San Juan.
(5)	Includes Beverly Center and The Mall of San Juan.

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 8 - Balance Sheets
As of June 30, 2017 and December 31, 2016
(in thousands of dollars)
	As of
	June 30, 2017	December 31, 2016
Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	4,304,273	4,173,954
Accumulated depreciation and amortization	(1,211,672)	(1,147,390)
	3,092,601	3,026,564
Investment in Unconsolidated Joint Ventures	564,496	604,808
Cash and cash equivalents	42,260	40,603
Restricted cash	7,968	932
Accounts and notes receivable, net	61,088	60,174
Accounts receivable from related parties	2,504	2,103
Deferred charges and other assets	290,821	275,728
	4,061,738	4,010,912
Liabilities:
Notes payable, net	3,351,212	3,255,512
Accounts payable and accrued liabilities	316,086	336,536
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	506,165	480,863
	4,173,463	4,072,911

Redeemable noncontrolling interest	9,150	8,704

Equity (Deficit):
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	25	25
Series J Cumulative Redeemable Preferred Stock
Series K Cumulative Redeemable Preferred Stock
Common Stock	607	604
Additional paid-in capital	664,182	657,281
Accumulated other comprehensive income (loss)	(30,998)	(35,916)
Dividends in excess of net income	(595,264)	(549,914)
	38,552	72,080
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(157,052)	(155,919)
Noncontrolling interests in partnership equity of TRG	(2,375)	13,136
	(159,427)	(142,783)
	(120,875)	(70,703)
	4,061,738	4,010,912

Combined Balance Sheet of Unconsolidated Joint Ventures (1):
Assets:
Properties	3,660,407	3,371,216
Accumulated depreciation and amortization	(706,521)	(661,611)
	2,953,886	2,709,605
Cash and cash equivalents	112,965	83,882
Accounts and notes receivable, net	107,962	87,612
Deferred charges and other assets	122,982	67,167
	3,297,795	2,948,266
Liabilities:
Notes payable, net (2)	2,832,586	2,706,628
Accounts payable and other liabilities	516,230	359,814
	3,348,816	3,066,442
Accumulated deficiency in assets:
Accumulated deficiency in assets - TRG	(83,293)	(145,679)
Accumulated deficiency in assets - Joint Venture Partners	74,150	81,217
Accumulated other comprehensive loss - TRG	(16,597)	(20,547)
Accumulated other comprehensive loss - Joint Venture Partners	(25,281)	(33,167)
	(51,021)	(118,176)
	3,297,795	2,948,266

(1)	As of December 31, 2016, Unconsolidated Joint Venture amounts exclude the balances of CityOn.Zhengzhou, which opened in March 2017.
(2)	The December 31, 2016 balance excludes the construction financing outstanding for CityOn.Zhengzhou of $70.5 million ($34.5 million at TRG's share).

Taubman Centers/14

TAUBMAN CENTERS, INC.
Table 9 - Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for the Year Ended
	December 31, 2017

Adjusted Funds from Operations per common share	3.67	3.77

Restructuring charge	(0.03)	(0.03)

Costs associated with shareowner activism (1)	(0.10)	(0.10)

Partial write-off of deferred financing costs	(0.00)	(0.00)

Funds from Operations per common share	3.53	3.63

Gain on disposition, net of tax	0.02	0.02

Real estate depreciation - TRG	(2.40)	(2.28)

Distributions to participating securities of TRG	(0.03)	(0.03)

Depreciation of TCO's additional basis in TRG	(0.11)	(0.11)

Net income attributable to common shareowners, per common share (EPS)	1.03	1.23

(1)	Amount represents actual expense recognized through the second quarter of 2017. Amount does not include future assumptions of costs to be incurred.